EXHIBIT 10.1

HARSCO CORPORATION

1995 EXECUTIVE INCENTIVE COMPENSATION PLAN
Amended and Restated March 12, 2012

1.  Purposes.  The purposes of this 1995 Executive Incentive Compensation Plan (the “Plan”) of Harsco Corporation, a Delaware corporation (the “Company”), are to advance the interests of the Company and its stockholders by providing a means to attract, retain, and reward executive officers and other key employees of the Company and its subsidiaries, to link compensation to measures of the Company’s performance by providing for incentive awards to be settled in cash and/or stock in order to promote the creation of stockholder value, and to enable such employees to acquire or increase a proprietary interest in the Company in order to promote a closer identity of interests between such employees and the Company’s stockholders.

2.  Definitions.  The definitions of awards under the Plan, including Options, SARs (including Limited SARs), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of other awards, Dividend Equivalents, and Annual Incentive Awards are set forth in Section 6 of the Plan.  Such awards, together with any other right or interest granted to a Participant under the Plan, are termed “Awards.” The definitions of terms relating to a Change in Control of the Company are set forth in Section 8 of the Plan.  In addition to such terms and the terms defined in Section 1, the following terms shall be defined as set forth below:

(a) “Award Agreement” means any written agreement, contract, notice to a Participant, or other instrument or document evidencing an Award.

(b) “Beneficiary” means the person, persons, trust, or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under this Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 9(b).  If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(e) “Committee” means the Management Development and Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan.  The composition and governance of the Committee shall be governed by the charter of the Committee, as approved by the Board from time to time.

(f) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.  References to any provision of the Exchange Act include rules thereunder and successor provisions and rules thereto.

(g) “Fair Market Value” means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee.  Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any given date means the average of the high and the low sale prices of a share of common stock, as reported by a reputable information service for such date or, if no such prices are reported for such date, on the most recent trading day prior to such date for which such prices were reported.

(h) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code.

(i) “Participant” means a person who, as an executive officer or key employee of the Company or a subsidiary, has been granted an Award under the Plan.

(j) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(k) “Stock” means the Common Stock, $1.25 par value, of the Company and such other securities as may be substituted for Stock or such other securities pursuant to Section 4.

3.  Administration.

(a) Authority of the Committee.  The Plan shall be administered by the Committee.  The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)	to select Participants to whom Awards may be granted;

(ii)	to determine the type or types of Awards to be granted to each Participant;

(iii)
to determine the number of Awards to be granted, the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule or performance conditions for the lapse of restrictions or conditions relating to transferability, forfeiture, exercisability, or settlement of an Award, and waivers, accelerations, or modifications thereof, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv)
to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(v)
to determine whether, to what extent and under what circumstances cash, Stock, other Awards, or other property payable with respect to an Award will be deferred to the extent permitted under Section 409A of the Code either automatically, at the election of the Committee, or at the election of the Participant;

(vi)	to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(vii)	to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(viii)
to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder; and

(ix)	to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(b) Manner of Exercise of Committee Authority.  Unless authority is specifically reserved to the Board under the terms of the Plan, the Company’s Certificate of Incorporation or Bylaws, or applicable law, the Committee shall have full discretion in exercising authority under the Plan; provided, however, that the Board may perform any function of the Committee under the Plan, in which case references to the “Committee” shall be deemed to include the Board.  Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, subsidiaries of the Company, Participants, any person claiming any rights under the Plan from or through any Participant, and stockholders.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.  The Committee may delegate to officers or managers of the Company or any subsidiary of the Company the authority, subject to such terms as the Committee shall determine, to perform administrative functions and such other functions of the Committee as the Committee may determine, to the fullest extent permitted under Section 157(c) and other applicable provisions of the Delaware General Corporation Law.

(c) Limitation of Liability.  Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan.  No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on behalf of the Committee or members thereof shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

4.  Stock Available Under Plan; Per-Person Award Limitations; Adjustments.

(a) Stock Reserved for Awards.  Subject to adjustment as hereinafter provided, the total number of shares of Stock reserved and available for delivery to Participants in connection with Awards under the Plan shall be 8,000,000.1  No Award may be granted if the number of shares to which such Award relates, when added to the number of shares to which other then-outstanding Awards relate, exceeds the number of shares then remaining available for delivery under this Section 4.  If all or any portion of an Award is forfeited, settled in cash, or otherwise terminated without delivery of shares to the Participant, the shares to which such Award or portion thereof related shall again be available for Awards under the Plan.  The Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting and avoid double counting (in the case of tandem or substitute awards).  Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares or treasury shares.
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1 Adjusted for the two-for-one stock split on February 14, 1997 and the two-for-one stock split on March 26, 2007.

(b) Annual Individual Limitations.  During any calendar year, no Participant may be granted Options, SARs, Restricted Stock, Deferred Stock, and Stock as a bonus or in lieu of other awards under the Plan with respect to more than 300,0002 shares of Stock.  If a potential grant is authorized subject to performance conditions, this limit will apply at the time of such authorization rather than at the time of any resulting grant.  In addition, the maximum value of any cash-denominated Annual Incentive Award that may be earned by satisfaction of performance conditions in any calendar year shall not exceed $2,000,0003.

(c) Adjustments.  In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock reserved and available for Awards under Section 4(a), (ii) the number and kind of shares of outstanding Restricted Stock or other outstanding Award in connection with which shares have been issued or transferred to Participants, (iii) the number and kind of shares that may be issued or delivered in respect of other outstanding Awards, (iv) the exercise price, grant price, or purchase price relating to any Award (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Award), and (v) the number of shares with respect to which Awards may be granted to a Participant in any calendar year, as set forth in Section 4(b).  In addition, the Committee is authorized to make adjustments in the terms and conditions of, and any performance goals and other criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any subsidiary or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.  The foregoing notwithstanding, no adjustments shall be authorized under this Section 4(c) (i) with respect to ISOs or SARs in tandem therewith to the extent that such authority would cause the Plan to violate Section 422(b) (1) of the Code, (ii) with respect to Awards relating to Stock or Annual Incentive Awards to the extent that such authority would cause such Awards intended to qualify as “qualified performance-based compensation” under Section 162(m) (4) (C) of the Code and regulations thereunder to fail to so qualify, (iii) with respect to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code unless such adjustments are made in compliance with the requirements of Section 409A of the Code, and (iv) with respect to Awards that are not considered “deferred compensation” subject to Section 409A of the Code to the extent that such adjustments would cause such Awards to be subject to Section 409A of the Code.

5.  Eligibility.  Executive officers and other key employees of the Company and its subsidiaries, including any director or officer who is also such an employee, are eligible to be granted Awards under the Plan.  The foregoing notwithstanding, no member of the Committee shall be eligible to be granted Awards under the Plan.
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2 Adjusted for the two-for-one stock split on March 26, 2007.

3 Approved by the shareholders at the Annual Meeting held on April 29, 1998.

6.  Specific Terms of Awards.

(a) General.  Awards may be granted on the terms and conditions set forth in this Section 6.  In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(e)), such additional terms and conditions not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant or upon the occurrence of other events.  Awards will be granted under the Plan in order to obtain for the Company and its subsidiaries the benefit of the services of Participants.  The Committee may require the payment of other consideration for Awards, including in order to ensure that lawful consideration is paid for Stock in accordance with the Delaware General Corporation Law.

(b) Options.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)
Exercise Price.  The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided, however, that such exercise price shall be not less than the Fair Market Value of a share on the date of grant of such Option.

(ii)
Time and Method of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock (including Stock deliverable upon exercise, if such withholding will not result in additional accounting expense to the Company), other Awards or awards granted under other Company plans, or other property (including through “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Participants; provided, however, that Participants shall be permitted to specify that Stock issued upon exercise of Options shall be registered in the name of a person other than the Participant.

(iii)	Expiration Date of Options. No Option shall expire later than ten years after the date of its grant.

(iv)
ISOs.  The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that no ISO shall be granted more than ten years after the effective date of the Plan.

(c)            Stock Appreciation Rights (“SARs”).  The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i)
Right to Payment.  An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise, over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which shall be not less than the Fair Market Value of one share of Stock on the date of grant.

(ii)
Other Terms.  The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR.  Limited SARs that may only be exercised upon the occurrence of a Change in Control (as such term is defined in Section 8(b) or as otherwise defined by the Committee) may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine.  Such Limited SARs may be either freestanding or in tandem with other Awards.

(iii)	Expiration Date of SARs. No SAR shall expire later than ten years after the date of its grant.

(d) Restricted Stock.  The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)
Grant and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise as the Committee may determine; provided, however, that Restricted Stock the grant of which is not conditioned upon achievement of any performance objective shall be subject to a restriction on transferability and a risk of forfeiture for a period of not less than three years after the date of grant (except that the Committee may accelerate the lapse of such restrictions in the event of the Participant’s termination of employment due to death, disability, normal or approved early retirement, or involuntary termination by the Company or a subsidiary without “cause,” as defined by the Committee).  Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock or the right to receive dividends thereon.

(ii)
Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, except as otherwise provided in Section 6(d)(i).

(iii)
Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine.  If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Company shall retain physical possession of the certificate, and the Participant shall have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)
Dividends and Distributions.  Dividends paid on Restricted Stock shall be either paid at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Stock, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect.  To this end, the Committee may require or permit such dividends to be automatically reinvested through any dividend reinvestment plan or program of the Company, subject to such terms and conditions as the committee may specify.  Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property is distributed.

(e) Deferred Stock.  The Committee is authorized to grant Deferred Stock to Participants, subject to the following terms and conditions:

(i)
Award and Restrictions.  Delivery of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant.) In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, under such circumstances, in such installments, or otherwise as the Committee may determine.

(ii)
Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such risk of forfeiture shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of terminations resulting from specified causes.  Deferred Stock subject to a risk of forfeiture may be called “restricted stock units” or otherwise designated by the Committee.

(f) Bonus Stock and Awards in Lieu of Cash Obligations.  The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements.  Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g) Dividend Equivalents.  The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock.  Dividend Equivalents may be awarded on a freestanding basis or in connection with another Award.  The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h) Annual Incentive Awards.  The Committee is authorized to grant Annual Incentive Awards, which Awards shall represent a conditional right to receive cash and/or Restricted Stock upon achievement of preestablished performance objectives, subject to the following terms and conditions:

(i)
Status of Awards Under Section 162(m) of the Code.  It is the intent of the Company that Annual Incentive Awards under this Section 6(i) granted to persons who are “covered employees” within the meaning of Code Section 162(m) and regulations thereunder (including Proposed Regulation 1.162-27 until such time as successor proposed regulations or final regulations may be adopted) shall constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder.  Accordingly, this Section 6(i), and the definition of “covered employee” and other terms used herein, shall be interpreted in a manner consistent with Code Section 162(m) of the Code and regulations thereunder.  The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a “covered employee” with respect a fiscal year that has not yet been completed, the term “covered employee” as used in this Section 6(i) shall mean only a person determined by the Committee, at the time of grant of an Annual Incentive Award, likely to be a “covered employee” with respect to that fiscal year.

(ii)
Grants of Annual Incentive Awards.  If the Committee determines to grant Annual Incentive Awards with respect to any fiscal year, the Committee shall select the Participants to be granted such Awards and establish the performance objectives, amounts payable and other terms of settlement, and all other terms of such Awards.  Such determinations by the Committee shall be made, in the case of any covered employee, not later than the end of the first quarter of that fiscal year or such earlier date as may be necessary to comply with Code Section 162(m) and regulations thereunder.

(iii)
Performance Objectives and Amounts Payable.  The performance objectives relating to an Annual Incentive Award shall consist of (A) one or more business criteria, (B) minimum, targeted, and maximum levels of performance with respect to each such business criteria, and (C) amounts payable upon achievement of such levels of performance and at other levels of performance between the specified minimum and maximum levels, as specified by the Committee subject to this Section 6(i).  In the case of persons determined by the Committee to be covered employees, performance objectives shall be objective and shall otherwise meet the requirements of Section 162(m) (4) (C) of the Code and regulations thereunder, and the business criteria used by the Committee in establishing performance objectives necessary to qualify the Award as “performance-based” under Section 162(m) shall be selected from among the following:

(1)	Annual return on capital or total shareholder return;

(2)	Annual earnings per share;

(3)	Annual cash flow provided by operations;

(4)	Annual sales;

(5)
Strategic business criteria, consisting of one or more objectives based on meeting specified sales, market penetration, geographic business expansion goals, cost targets, safety goals, goals relating to acquisitions or divestitures, research and development and product development goals;

(6)	Economic value-added measures; and/or4

(7)	Price of the stock

The Committee may, in its discretion, specify business criteria other than those stated above in establishing business objectives for such Awards to Participants other than covered employees, but may not specify business criteria other than those stated above in establishing the business objectives necessary to qualify the Award as “performance-based” under Section 162(m) for such Awards to covered employees.  The levels of performance required with respect to such business criteria may be expressed in absolute or relative levels.  Achievement of performance objectives necessary to qualify the Award as “performance-based” under Section 162(m) with respect to such Awards shall be measured over a period of one year.  Performance objectives may differ for such Awards to different Participants, including such Awards to different covered employees.  The Committee shall specify the weighting to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award.

(iv)
Payment of Cash and/or Restricted Stock in Settlement.  The Committee shall specify whether and to what extent an Annual Incentive Award shall be settled in cash, in shares of Restricted Stock, or in a combination thereof.  With respect to covered employees, the Committee shall specify the form or forms of settlement at the time of grant of such Award.  If any Restricted Stock is awarded in settlement of such an Award, at least 50% of such Restricted Stock shall be subject to a restriction on transferability and a risk of forfeiture for a period extending until the end of the third fiscal year following the year to which such Award related (except that the Committee may accelerate the lapse of such restrictions in the event of the Participant’s termination of employment due to death, disability, normal or approved early retirement, or involuntary termination by the Company or a subsidiary without “cause,” as defined by the Committee).  The Committee may specify additional or longer restrictions on transferability and risks of forfeiture with respect to such Restricted Stock.

(v)
Committee Determinations and Adjustments to Amounts Payable.  As promptly as practicable following completion of the year or other period with respect to which performance objectives relating to Annual Incentive Awards are to be achieved, the Committee shall determine whether and to what extent such performance objectives have in fact been achieved.  All such determinations by the Committee shall be made in writing.  The Committee may, in its discretion, increase or reduce the amounts payable in settlement of such an Award after the date of grant and prior to settlement (including upon consideration by the Committee of other performance criteria), except that the Committee may not exercise discretion to increase the amounts payable in settlement of such an Award to a covered employee.  The Committee may not delegate any responsibility under this Section 6(i).

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4 Approved by the shareholders at the Annual Meeting held on April 24, 2001.

(i) Other Performance Awards.  The Committee is authorized to grant Restricted Stock, Deferred Shares, and bonus Stock in the form of performance Awards.  Such Awards may be authorized by the Committee, with the grant subject to achievement of performance objectives, or the Awards in the form of Restricted Stock or Deferred Shares may be granted with terms that require achievement of performance objectives as a condition of vesting, in whole or in part.  The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance objectives; provided that, in the case of persons determined by the Committee to be covered employees, performance objectives shall be objective and shall otherwise meet the requirements of Section 162(m) (4) (C) of the Code and regulations thereunder, and the business criteria used by the Committee in establishing performance objectives necessary to qualify the Award as “performance-based” under Section 162(m) shall be selected from among those set forth in Section 6(h)(iii).  Performance Awards may measure performance over such period or periods as the Committee may select.  Performance objectives may be established at such times as the Committee may select, except that in the case of Awards intended to qualify as “performance-based” under Section 162(m) the Committee shall establish the qualifying performance objectives by the deadline applicable under the Section 162(m) regulations.  Determinations as to whether performance objectives have been met and performance Awards earned shall be made in writing and otherwise consistent with the requirements of Section 6(h)(v).

7.  Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or, in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary, subject to Section 9(c) (limiting repricing transactions).  Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

(b) Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee, subject to Sections 6(b) (iii) and 6(c) (iii).

(c) Form of Payment Under Awards.  Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including without limitation, cash, Stock, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis.  Such payments may include, without limitation, provisions for the payment or crediting or reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Stock.

(d) Rule 16b-3 Compliance.  It is the intent of the Company that grants and other acquisition transactions under this Plan shall be covered by exemptions under Rule 16b-3 under the Exchange Act in the case of a Participant who is subject to Section 16 of the Exchange Act, and therefore the Plan shall be construed and interpreted in a manner consistent with Rule 16b-3.  Unless otherwise specified by the Participant or the Committee, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

(e) Awards to Participants Outside the United States.  The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States.  An Award may be modified under this Section 7(e) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

(f)  Clawback and Recoupment Provisions.  Awards granted under the Plan shall be subject to any clawback or recoupment provisions required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and under any applicable policy of the Company providing for clawback or recoupment, subject to Section 9(e) in the case of Awards granted before January 24, 2012.

(g)  No Reloads.  No term of an Award shall provide for automatic “reload” grants of additional Awards upon exercise of an Option or SAR or otherwise as a term of an Award.

8.  Change in Control Provisions.

(a)  In the event of a “Change in Control,” as defined in this Section, the following acceleration provisions shall apply, unless otherwise provided in the applicable Award Agreement (subject to Section 9(e)):

(i)
Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested, subject only to the restrictions set forth in Sections 7(d) (i) and 9(a); and

(ii)
In the case of any other type of Award, if it is not then subject to performance conditions, the restrictions, deferral of settlement, and forfeiture conditions applicable to such Award shall lapse and such Award shall be deemed fully vested, subject to the restrictions set forth in Sections 7(d) (i) and 9(a).

(iii)
In the case of any other type of Award then subject to performance conditions, the Award Agreement and other document(s) governing the Award shall specify whether and the extent to which the performance conditions will be deemed met and restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and the Award be deemed fully vested, subject to the restrictions set forth in Sections 7(d) (i) and 9(a).

(b) For purposes of the Plan, a “Change in Control” shall have occurred if:

(i)
Stock Acquisition.  Any “person” (as such term is used in Section 13(d) and 14(d) (2) of the Exchange Act), other than the Company or a corporation a majority of whose outstanding stock entitled to vote is owned, directly or indirectly, by the Company, is or becomes, other than by purchase from the Company or such a corporation, the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding voting securities.  Such a Change in Control shall be deemed to have occurred on the first to occur of the business day immediately preceding the date securities are first purchased by a tender or exchange offer, or the date on which the Company first learns of the acquisition of 20% of such securities, or the earlier of the business day immediately preceding the effective date of an agreement for the merger, consolidation or other reorganization of the Company or the date of approval thereof by the stockholders of the Company, as the case may be.

(ii)
Change in Board.  During any period of two consecutive years, individuals who at the beginning of such period were members of the Board of Directors, (and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved,) cease for any reason to constitute at least a majority of the Board of Directors.  Such a Change in Control shall be deemed to have occurred on the date upon which the requisite majority of directors fails to be elected by the stockholders of the Company.

(iii)
Other Events.  There occurs a change in control of the Company of a nature that would be required to be reported as such in response to Item 1(a) of the Current Report of Form 8-K pursuant to Section 13 or 15(d) of the Exchange Act, or any successor provision to such Item relating to a “change in control,” or in any other filing under the Exchange Act.

9.  General Provisions.

(a) Compliance With Laws and Obligations.  The Company shall not be obligated to issue or deliver Stock in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full.  Certificates representing shares of Stock delivered under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

(b) Limitations on Transferability.  Awards and other rights under the Plan, including any Award or right which constitutes a derivative security as generally defined in Rule 16a-1(c) under the Exchange Act, will not be transferable by a Participant except by will or the laws of descent and distribution (or to a designated Beneficiary in the event of the Participant’s death), and, if exercisable, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that such Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries during the lifetime of the Participant in connection with the Participant’s estate planning, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent (i) then consistent with the registration of the offer and sale of Stock on Form S-8 or a successor registration form of the Securities and Exchange Commission, (ii) that there will be no transfer of the Award to a third party for value, and (iii) permitted by the Committee.  Awards and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to the claims of creditors.

(c) No Right to Continued Employment.  Neither the Plan nor any action taken hereunder shall be construed as giving any employee the right to be retained in the employ of the Company or any of its subsidiaries, nor shall it interfere in any way with the right of the Company or any of its subsidiaries to terminate any employee’s employment at any time.

(d) Taxes.  The Company and any subsidiary is authorized to withhold from any Award granted or to be settled, any delivery of Stock in connection with an Award, any other payment relating to an Award, or any payroll or other payment to a Participant amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations; in such case, the shares withheld shall be deemed to have been delivered for purposes of Section 4(a).

(e) Changes to the Plan and Awards.  The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company’s stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted to him.  The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that this authority does not override any express limitation in the Plan, so that the Committee may not waive any condition or right that would be mandatory under the Plan if the same Award were then being newly granted, and provided further, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award.  Without the approval of stockholders, the Board and the Committee will not take action, including by means of an amendment to the Plan or an outstanding Award, that has the effect of amending or replacing a previously granted Option or SAR in a transaction that constitutes a "repricing," which for this purpose means any of the following or any other action that has the same effect:

•	Lowering the exercise price of an Option or SAR after it is granted;

•	Any other action that is treated as a repricing under generally accepted accounting principles;

•
Canceling an Option or SAR at a time when its exercise price exceeds the fair market value of the underlying Stock, in exchange for another Option or SAR, restricted stock, other Awards, other equity, cash or other property;

provided, however, that the foregoing transactions shall not be deemed to be a repricing if pursuant to an adjustment authorized under Section 4(c).

(f) No Rights to Awards; No Stockholder Rights.  No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees.  No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.

(g) Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Stock, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h) Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(i) No Fractional Shares.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Compliance with Code Section 162(m).  It is the intent of the Company that Options, SARs, Annual Incentive Awards, and other performance-based Awards granted under Section 6(i) to covered employees shall constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder (including Proposed Regulation 1.162-27).  Accordingly, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the performance objectives.

(k) Governing Law.  The validity, construction, and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement will be determined in accordance with the Delaware General Corporation Law, to the extent applicable, other laws (including those governing contracts) of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of laws, and applicable federal law.

(l) Effective Date, Stockholder Approval, and Plan Termination.  The Plan became effective on January 1, 1995, and was approved by stockholders on April 25, 1995.  Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights obligations under the Plan with respect to outstanding Awards under the Plan.

10. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any Awards granted hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants.  This Plan and any Awards granted hereunder shall be administered in a manner consistent with this intent.  Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and Awards granted hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment.  Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and Awards granted hereunder (i) may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its affiliates and (ii) may not be substituted or replaced by any amount payable by the Company or any of its affiliates to a Participant or for a Participant’s benefit under this Plan or otherwise.  Any Participant elections to defer the payment of Awards under the Plan shall be made in compliance with the requirements of Section 409A of the Code.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and as determined pursuant to procedures adopted by the Company in compliance with Section 409A of the Code), and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day of the seventh month following such separation from service.

(d) Notwithstanding any provision of this Plan and Awards granted hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code.  In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and Awards granted hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

As recommended by the Management Development and Compensation Committee on November 14, 1994, approved by the Board of Directors on November 15, 1994, adopted by the Harsco Corporation stockholders on April 25, 1995 and amended by the stockholders April 29, 1998, April 24, 2001, and April 27, 2004, and as amended by authorization of the Board of Directors on January 24, 2012.

EXECUTED effective as of March 12, 2012.

/s/  Mark E.  Kimmel

Mark E.  Kimmel
General Counsel and Corporate Secretary